Exhibit 99.1

Contact:	Suzanne Hurt
Bottomline Technologies
603-501-5203
shurt@bottomline.com

Bottomline Technologies Reports First Quarter Results

Continued Improvement in Operating Results Highlights Quarter

PORTSMOUTH, N.H. – October 30, 2003 – Bottomline Technologies® (Nasdaq: EPAY), a leading global technology provider of Financial Resource Management (FRM) software and services, today reported financial results for the quarter ended September 30, 2003.

Revenues for the first quarter were $16.9 million compared with $16.3 million in the first quarter of last year. The net loss for the first quarter was $2.1 million, or a net loss per share of $0.13, compared with a net loss of $19.6 million and a net loss per share of $1.26 in the first quarter of last year.

The results for the quarter ended September 30, 2002 included the cumulative effect of an accounting change in the amount of $13.8 million, which related to a goodwill impairment charge recorded by the company in connection with the transition to FASB Statement 142. The net loss before the cumulative effect of this accounting change was $5.9 million, or a net loss per share of $0.38.

During the first quarter of 2004, operating expenses included net acquisition-related charges of $2.4 million, which represented our preliminary estimate of a charge for in-process research and development of approximately $789,000 associated with our acquisition of Create!form International, Inc., amortization of intangible assets of approximately $1.6 million and a stock compensation expense of $13,000 associated with stock options assumed in a prior acquisition. Excluding these acquisition-related items, pro forma net income for the first quarter was $268,000, or pro forma net income per share of $0.02, compared with a pro forma net loss per share of $0.23 in the first quarter of last year.

“We are pleased to have achieved a second straight quarter of profitability before acquisition-related charges. We made a commitment to improved operating results which were achieved in the quarter,” said Joe Mullen, President and CEO of Bottomline. “We also recorded year-over-year top line revenue growth while closing several major transactions, which we expect will drive substantial future revenues. During the quarter, we were awarded the company’s first major contract from a European-based financial institution for our WebSeries FI platform. We also completed the acquisition of Create!form, which has been recognized as one of the fastest growing technology companies in North America.”

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Bottomline has presented non GAAP financial measures in the form of pro forma results as part of this earnings release since management believes it is a more accurate measurement of Bottomline’s overall operating performance. The presentation of this information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the GAAP net loss to the pro forma results for the first quarter is as follows:

	Three Months Ended September 30,
	(in thousands)
	2003	2002
GAAP Net Loss	$(2,145)	$(19,626)
Cumulative Effect of Accounting Change	—	13,764
In-process Research and Development	789	—
Amortization of Intangible Assets	1,611	2,182
Stock Compensation Expense	13	37

Pro forma Net Income (Loss)	$268	$(3,643)

The company’s preliminary estimate of the charge associated with in-process research and development will be finalized in advance of the filing of our Form 10-Q, however we do not believe that this preliminary estimate will change substantially from the amount disclosed above.

Customer Highlights:

•	The WebSeries FI platform was selected by a major UK-based financial institution representing the first European contract for this Bottomline technology.

•	Leading global companies such as GMAC, Raytheon, Charles Schwab, Morgan Stanley Dean Witter and Experian chose Bottomline to deliver financial resource management solutions.

•	Travelex Group, the global foreign exchange company, chose Bottomline’s WebSeries foreign exchange platform to print foreign drafts for customers in local offices around the world and in 35 different currencies.

•	National City Corporation (NCC), one of the largest banks in the US, has gone live with the first two phases of a multiple phase project. The solution provides NCC’s wholesale banking customers web-based Check Management, Positive Pay and real-time Check Image Inquiry.

•	Awarded a three-year contract by Laiki Bank Ltd to supply checks and other financial documents through an outsourced operation.

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Corporate and Product Highlights:

•	Acquired Create!form International, Inc., a leading provider of electronic document management solutions. Create!form’s products provide advanced electronic output and delivery capabilities to business enterprises to address a wide range of transactions, including purchase orders, invoices, payments and statements. Create!form was named earlier this month to the prestigious Technology Fast 500 Program, a ranking of the 500 fastest-growing technology companies in North America by Deloitte & Touche LLP.

•	Announced the launch of Legal eXchange, an enhanced legal bill management service designed to reduce the time and resources required for corporate legal departments to receive, review and process invoices from outside counsel.

Bottomline will host a conference call to discuss its financial results beginning at 5:00 p.m. today. Please see the corresponding advisory issued October 24, 2003 for information on the call. The call will also be broadcast live at www.bottomline.com and a replay will be available on the website following the call.

About Bottomline Technologies

Bottomline Technologies® (Nasdaq: EPAY) is a leading global technology provider of Financial Resource Management (FRM) solutions and services. Bottomline’s comprehensive set of FRM offerings enables businesses and financial institutions to more effectively manage their critical financial transactions, cash decisions and trading partner relationships, leveraging the Web. FRM applications include Electronic Payments and Cash Management, Electronic Invoice Receipt and Management, Electronic Invoice Presentment and Payment (EIPP), Electronic Banking and Information Reporting. Founded in 1989, Bottomline maintains its corporate headquarters in Portsmouth, NH and international headquarters in Reading, England. For more information, visit Bottomline on the Web at www.bottomline.com, or dial (800) 243-2528 or (603) 436-0700.

Cautionary Language

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding future revenue growth, market opportunities and expected financial performance. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. More information about potential factors that could affect the company’s business and financial results is included in our most recent Annual Report on Form 10-K including (without limitation) under the captions, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Factors That May Affect Future Results”, which is on file with the Securities and Exchange Commission (http://www.sec.gov). The accompanying unaudited condensed statements of operations and balance sheets are an integral part of this announcement. The forward-looking statements contained herein represent the judgment of Bottomline as of the date of this announcement. We disclaim any obligation to update any forward-looking statement.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2003	2002
Revenues:
Software licenses	$2,629	$2,740
Service and maintenance	10,448	9,286
Equipment and supplies	3,794	4,254

Total revenues	16,871	16,280
Cost of revenues:
Software licenses	270	406
Service and maintenance	4,448	5,026
Equipment and supplies	3,019	3,163

Total cost of revenues	7,737	8,595

Gross profit	9,134	7,685
Operating expenses:
Sales and marketing	4,219	5,309
Product development and engineering:
Product development and engineering	2,313	3,239
In-process research and development	789
Stock compensation expense	13	37
General and administrative	2,384	2,936
Amortization of intangible assets	1,611	2,182

Total operating expenses	11,329	13,703

Loss from operations	(2,195)	(6,018)
Other income, net	65	171

Loss before provision for income taxes and cumulative effect of accounting change	(2,130)	(5,847)
Provision for income taxes	15	15

Loss before cumulative effect of accounting change	(2,145)	(5,862)
Cumulative effect of accounting change	—	(13,764)

Net loss	$(2,145)	$(19,626)
Basic and diluted:
Loss per share before cumulative effect of accounting change	$(0.13)	$(0.38)
Cumulative effect of accounting change	—	(0.88)

Net loss per share	$(0.13)	$(1.26)
Shares used in computing basic and diluted net loss per share:	16,044	15,545
Pro forma (excluding acquisition-related charges):(1)
Net income (loss)	$268	$(3,643)

Basic and diluted net income (loss) per share (2)	$0.02	$(0.23)

(1)	Pro forma presentation excludes in-process research and development of $789 and $0, amortization of intangible assets of $1,611 and $2,182 and amortization of stock compensation expense of $13 and $37, net of tax for the three months ended September 30, 2003 and 2002, respectively.
(2)	Shares used in computing pro forma diluted net income per share were 16,664 and 15,545 for the three months ended September 30, 2003 and 2002, respectively.

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Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2003	June 30, 2003
Assets
Current assets:
Cash and cash equivalents	$23,234	$25,802
Accounts receivable	12,745	13,281
Other current assets	4,124	4,148

Total current assets	40,103	43,231
Property and equipment	6,472	6,447
Intangible assets	29,907	22,660
Other assets	1,037	1,024

Total assets	$77,519	$73,362

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,185	$5,712
Accrued expenses	6,801	6,005
Deferred revenue and deposits	14,786	13,697
Current portion of long-term debt	253	253

Total current liabilities	27,025	25,667
Long-term debt	—	—

Total liabilities	27,025	25,667
Stockholders’ equity
Common stock	17	17
Additional paid-in-capital	169,499	164,809
Deferred compensation	(42)	(78)
Accumulated other comprehensive income	1,681	1,628
Treasury stock	(4,085)	(4,250)
Retained deficit	(116,576)	(114,431)

Total stockholders’ equity	50,494	47,695

Total liabilities and stockholders’ equity	$77,519	$73,362